UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

 (17 C.F.R/ § 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of 1934

Check the appropriate box:

☑      Preliminary Information Statement

☐      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

☐      Definitive Information Statement

ENDURANCE EXPLORATION GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information Statement

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Information Statement

15500 Roosevelt Blvd., Suite 303

Clearwater, Florida 33760

Notice of Action by Written Consent of Stockholders to be Effective November 9, 2015

November 9, 2015

Dear Stockholders:

We are writing to advise you that the holders of a majority of our outstanding voting stock, by written consent, approved the re-election of our entire slate of Directors to our Board of Directors (the “Corporate Action”).

Stockholders of record at the close of business on November 9, 2015, are entitled to notice of the Corporate Action. Since the Corporate Action has been approved by the holders of a majority of our outstanding voting stock, no proxies are being solicited.

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

Please read this Information Statement carefully.  It describes the effect of the Corporate Action.

No action is required by you. Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, the Corporate Action cannot be taken or become effective until at least twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders. This Information Statement is first mailed to you on or about December 3, 2015.

Please feel free to call us at (727) 533-5555 should you have any questions on the enclosed Information Statement.

Sincerely,

/s/ Micah J. Eldred

Micah J. Edlred

CEO, President and Member of the Board of Directors

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Information Statement

ENDURANCE EXPLORATION GROUP, INC.

15500 Roosevelt Blvd., Suite 303

Clearwater, Florida 33760

INFORMATION STATEMENT

IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

Table of Contents

GENERAL INFORMATION

5

COMPENSATION

125

HOUSEHOLDING OF PROXY MATERIALS

144

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15500 Roosevelt Blvd., Suite 303

Clearwater, Florida 33760

Information Statement Regarding Action to Be Taken By

Written Consent of Stockholders Holding a Majority of Our Voting Stock

In Lieu of a Special Meeting

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO NOT SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being furnished to provide notice to the stockholders of Endurance Exploration Group, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”) that the holders of a majority of our outstanding voting stock (collectively, the “Majority Stockholders”) by written consent voted to re-elect all five (5) of the Corporation’s Directors to the Company’s Board of Directors (the “Corporate Action”).

The Board of Directors has fixed November 9, 2015 as the record date for determining those of our stockholders entitled to receive this information statement. Since the Corporate Action has been approved by the holders of a majority of our outstanding voting stock, no proxies are being solicited.

This Information Statement is first being mailed on or about December 3, 2015 to our stockholders and is being delivered to inform you of the corporate actions described herein in accordance with Section 78.320 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934.  Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the corporate actions described herein cannot be taken or become effective until at least twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders.

The Board of Directors is not soliciting your proxy or vote in connection with the ratification, adoption or approval of the Corporate Action and proxies and votes are not being requested from stockholders. This Information Statement, which is being provided to all holders of record of the Company’s Common Stock, as of the Record Date, is first being sent or given to our stockholders on or about December 3, 2015.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

As the holders of a majority of our outstanding voting stock have already approved the Corporate Action by written consent, the Company is not seeking approval for the Corporate Action from any of the Company’s other stockholders, and the Company’s other stockholders will not be given an opportunity to vote on the Corporate Action. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Action as required by the Exchange Act. Under the Nevada Revised Statutes, stockholder actions may be taken by written consent without a meeting of stockholders.  The written consent of the holders of a majority of our outstanding voting stock is sufficient to approve and adopt the Corporate Action.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS

Q.           Why did I receive this Information Statement?

A.           Applicable laws require us to provide you information regarding the Actions even though your vote is neither required nor requested for the Corporate Action to become effective.

Q.           What will I receive if the Corporate Action becomes effective?

A.           Nothing. The Corporate Action will become effective with no further notice or information to the stockholders regarding the Corporate Action other than as required in the Company’s periodic filings with the SEC.

Q.           When do you expect the Corporate Action to become effective?

A.           The Corporate Action will become effective twenty (20) calendar days after this Information Statement is first sent or given to our stockholders, currently anticipated to be on or about December 23, 2015.

Q.           Why am I not being asked to vote?

A.           The Majority Stockholders have already ratified, approved or adopted the Corporate Action pursuant to written consents in lieu of a special meeting of stockholders.  Such ratification, approval or adoption is sufficient under Nevada law, and no further approval by the Company’s stockholders is required to effect the Corporate Action.

Q.           What do I need to do now?

A.           Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.           Whom can I call with questions?

A.           If you have any questions about the Corporate Action, please contact Christine Zitman at (727) 533-5555.

VOTE REQUIRED

As of the Record Date, there were 42,874,769 shares of Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote per share on all matters requiring stockholder approval.  The aggregate amount of available votes, therefore, is 42,874,769.  A detailed description of the Company’s capital stock is provided in this Information Statement below. As of the Record Date, the Majority Stockholders consenting to the Corporate Action held an aggregate of 35,809,831 shares of the Company’s outstanding voting stock equal to approximately 83% of the number of then outstanding votes that could have been given by the holders of all of the Company’s voting stock.

DESCRIPTION OF COMPANY’S CAPITAL STOCK

Common Stock

We are authorized to issue (i) 100,000,000  shares of Common Stock with a par value of $.01, and (ii) 10,000,000 shares of Preferred Stock, par value $.001, of which 42,874,769 shares are issued and outstanding as of the Record Date. Each holder of our shares of our Common Stock is entitled to one (1) vote per share on all matters to be voted upon by the stockholders, including the election of Directors. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay defer or prevent a change in control of our Company.

EXPECTED DATE FOR EFFECTING THE CORPORATE ACTION

Under Section 14(c) of the Exchange Act and Rule 14c-2(b) promulgated thereunder, the Corporate Action cannot be taken until at least twenty (20 days) after the date that this Information Statement is sent to the Company’s stockholders.  It is anticipated that this Information Statement will be mailed on or about December 3, 2015 (the “Mailing Date ”) to the stockholders of the Company.  The Company expects the Corporate Action will be effective without further action 20 days after the Mailing Date, on or after December 23, 2015.

APPROVAL OF CORPORATE ACTION

The Majority Stockholders have, by written consent, approved the Corporate Action, which will elect the members of the Board of Directors for a term of one (1) year.  Additional information concerning the each part of the Corporate Action is provided below in this Information Statement.

BOARD OF DIRECTORS

Each of the following Directors set forth in the table below served as a Director of the Company during the past fiscal year and was re-elected to the Board for a term of one (1) year pursuant to the Corporate Action. Our current Executive Officers and Directors and their ages are as follows:

Name	Age	Position	Director Since
Micah Eldred	47	Director, President, Chief Executive Officer	2011
Carl Dilley	60	Director and Vice President	2013
Christine Zitman	46	Director, Chief Financial Officer, Secretary and Treasurer	2013
Guy M. Zajonc	63	Director	2014
Steve Saint Amour	51	Director	2014

Background of Executive Officers and Directors

Micah Eldred was appointed as Director, President, Chief Executive Officer, Secretary, Chief Financial Officer, and Treasurer on February 7, 2011.  Mr. Eldred stepped down as Secretary, Chief Financial Officer and Treasurer in January 2013, when Christine Zitman was appointed to those positions.  Mr. Eldred was appointed as Chairman of the Board in January 2013.   Mr. Eldred has served as Chief Executive Officer (“CEO”) of Endeavour Cooperative Partners, LLC, and its subsidiaries, Spartan Securities Group, Ltd., Island Capital Management, LLC, and Endeavour Insurance Partners, LLC, for over ten years. Island Stock Transfer, a division of Island Capital Management LLC, is our transfer agent. Mr. Eldred holds NASD series 24, 66, and 7 securities licenses and performs retail, investment banking and new listing services functions for Spartan. Mr. Eldred was a co-founder of Endurance Exploration Group, LLC.

Carl Dilley has served as a Director since January 2013, and was appointed as Vice President in January 2013. Mr. Dilley has served as president of Island Stock Transfer, a division of Island Capital Management, LLC, from 2003 to present and acts as senior executive officer responsible for oversight of day to day operations and is actively involved in the sales and marketing process. Island Stock Transfer is our transfer agent.   He is also an employee of Spartan Securities Group and holds NASD series 24, 66, and 7 securities licenses and performs retail, investment banking and new listing services functions for Spartan. He is also president of Vacation Travel Corp, which operates an on-line travel agency and tour operations situated in Costa Rica and Panama.  Carl Dilley was a co-founder of Endurance Exploration Group, LLC.

Christine Zitman has served as a Director, our Chief Financial Officer and Secretary/Treasurer since January 2013. Ms. Zitman has served as Chief Financial Officer of Endeavour Cooperative Partners, LLC and its subsidiaries since joining the company in March of 2006. Christine is responsible for oversight of day to day financial operations including but not limited to providing timely, accurate, and compliant financial data.  She is responsible for all financial reporting functions of Endeavour and its subsidiaries. She is also involved in the marketing process to increase our client base for the various companies. Christine received a Bachelor of Science in Accounting from St Francis College in New York City in 1994.

Guy M. Zajonc has served as a Director since January 2014.  He is currently President and CEO of Five by Five Media, Inc. (2008 to present).  He served as Senior Manager and General Counsel to Odyssey Marine Exploration, Inc. (2003 to 2006).  At Odyssey, he helped manage marine operations, helped build the research depart, found and hired the researchers that were directly responsible for the location of the Mercedes, HMS Victory and the Gairsoppa.  A graduate of Gonzaga University Law School and a member of the Washington State Bar since 1978, (retired 2010) Mr. Zajonc has participated in a number deep and shallow water projects since 1995, some of which are listed below:

•

Japanese Submarine I-52. The I-52 was sunk in the Atlantic Ocean in 1944 with 64,000 troy ounces of gold onboard.  At 17,200 feet, the I-52 is the deepest shipwreck ever discovered and visited by humans.  Mr. Zajonc was project manager and stockholder, and participated in the manned investigation of the wreck site. The project used the Russian Academy of Science’s deep submersible program to film and photograph the site in 1998 for National Geographic TV and magazine.

•

Titanic.  Mr. Zajonc dove to the Titanic in September 2000 as part of a mission conducted by Deep Ocean Expedition where he served as General Counsel and Project Manager.

•

Amelia’s Earhart’s Final Flight.  As a principal in Howland Landing, LLC and co-coordinator of the project, Mr. Zajonc helped organize the first ever deep-water search for the lost airplane of Amelia Earhart off Howland Island in the Central Pacific. The mission mapped over 600 square miles in water up to 18,000 feet deep.

•

Battleship Bismarck. For Deep Ocean Expeditions, Mr. Zajonc helped organize the first manned dives on the Battleship Bismarck in 2001 and was part of the expedition.

•

The Atlantic Target.  In 2001, Mr. Zajonc was part owner and a team member on the 16,000 foot discovery dive to the unidentified ship known as the Atlantic Target. Over 1,500 gold and silver coins and 65 artifacts were recovered from the deepest historic shipwreck ever excavated, a small merchant vessel that sank south of Bermuda some two hundred years ago.

•

SS Republic.  In August 2003 Mr. Zajonc joined Odyssey Marine Exploration, Inc.’s senior management team as General Counsel and was initially responsible for onshore support of Marine Operations. In November of 2003 gold was discovered on the wreck of the SS Republic in 1,600 feet of water. Over 51,000 gold and silver coins and 13,000 artifacts have been recovered with an estimated value of $75 million USD.

•

Washington Coast Dives.  In 2006, Mr. Zajonc undertook manned submersible dives and 3-D filming off the coast of Washington State in partnership with Lightspeed Design Group of Seattle, using Nuytco Research, Ltd. submersibles that resulted in the 3-D, high definition documentary film Dive! Manned Submersibles and the New Explorers.

In addition to his work with technical experts, Mr. Zajonc has also worked with cinematographers from around the world during expeditions, including Emmy Award winner Mark Stouffer with National Geographic and IMAX film director and producer Stephen Low.  He also met and drafted the ship charter agreements for James Cameron on his trips to Titanic for the IMAX movie “Ghosts of the Abyss”, and the Bismarck for the high-definition television production “Jim Cameron’s Expedition Bismarck” for Discovery Channel.

Steve Saint Amour has served as a Director since January 2014.  He has been involved in the subsea industry for over twenty-eight years and is recognized as an authority in the field of aviation and marine casualty investigations. He is an active member of the International Society of Air Safety Investigators (ISASI) and the Society of Naval Architects and Marine Engineers (SNAME) and routinely writes articles and conducts seminars on behalf of these and other professional organizations.

In 2009, Mr. Saint Amour and his wife, Joan Saint Amour co-founded Eclipse Group Inc. (EGI).  EGI is a marine operations service provider based in Annapolis, Maryland and provides turnkey subsea technical solutions to both commercial and government customers worldwide. EGI holds several multi-year contracts and subcontracts with the U.S. Navy, National Oceanographic Atmospheric Agency (NOAA) and several international commercial companies based both in the U.S. and abroad.

Mr. Saint Amour was tasked with establishment of Phoenix International’s deep-water ROV division whose accomplishments were instrumental in Phoenix award of the U.S. Navy’s worldwide search and recovery contract in 2001.

In 1999, Mr. Saint Amour accepted the position of Remote Operated Vehicle (ROV) Operations and Sales Manager at Phoenix International, Inc., an underwater services company based in Crystal City, Virginia.  While at Phoenix, Mr. Saint Amour initiated, and managed the design, engineering, build and operation of nine ROV systems including Phoenix’s Remora, Medusa and XBot ROV systems. These systems routinely conducted operations worldwide for search and recovery, telecommunications, oil and gas, science and film projects.  These systems were built to operate in 6,000 meters water depth and have attained an impressive track record of high profile operations over the last eleven years.

Mr. Saint Amour’s group at Phoenix was called upon to create innovative ROV systems for unique applications including feature film projects. The Medusa and XBot ROVs have been seen in several IMAX documentaries and TV specials. Examples include:

•

“Ghosts of the Abyss” produced by IMAX and directed by James Cameron.

•

“Last Mysteries of the Titanic” produced by Discovery Channel and directed by James Cameron.

•

“Search for the USS Indianapolis” produced by Discovery Channel.

•

“USS Monitor” produced by the History Channel.

Mr. Saint Amour has worked in virtually every aspect of the subsea industry as a commercial diver, ROV technician, pilot and project manager for various major diving and ROV service providers including Taylor Diving, Subsea, Inc. Sonsub, Inc. Eastport International, Inc. and Oceaneering Technologies, a division of Oceaneering International, Inc.

Term of Office

Our directors are elected for one year terms to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws.

Family Relationships

There are no family relationships between or among the Directors, Executive Officers or persons nominated or chosen by us to become Directors or Executive Officers.

Significant Employees

We have no significant employees other than our Officers.

Director or Officer Involvement in Certain Legal Proceedings

During the past five (5) years, none of the following occurred with respect to one of our present or former Directors or Executive Officers: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of the Board of Directors

We have chosen to apply the listing standards of the Nasdaq Global Market (“Nasdaq”) in determining the independence of our directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director and nominee for director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that we have no Independent Directors.

Meetings of the Board of Directors

The Board held no meetings during the last fiscal year.

Nomination Process

Regulation S-K, Rule 407

We do not have a nominating committee or nominating committee charter.  Our directors perform the functions associated with a nominating committee.  We have decided to not have a nominating committee, considering the nature of our operations.

Director Nomination Procedures

Nominees for directors are identified and suggested by the members of our Board of Directors.  Our Board of Directors has not retained any executive search firms or other third parties to identify or evaluate director candidates and does not intend to do so in the near future.  In selecting a nominee for director, our Board of Directors considers the following criteria:

1.

Whether the nominee has the personal attributes for successful service on our Board of Directors, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to our affairs;

2.

Whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

Whether the nominee, because of particular experience, technical expertise or specialized skills, or contacts relevant to our current or future business, will add specific value as a member of our Board of Directors; and

4.

Whether there are any other factors related to the ability and willingness of a nominee to serve, or an existing member of our Board of Directors to continue his or her service.

Our Board of Directors has not established any specific minimum qualifications that a candidate for director must satisfy to be recommended for membership on our Board of Directors.  Rather, our Board of Directors evaluates the combination of skills and experience that a particular candidate offers, considers how that candidate satisfies the current expectations of our Board of Directors with respect to each such criterion and makes a determination regarding whether that candidate should be recommended to the stockholders for election as a director.  During our fiscal year ended December 31, 2014, we received no recommendation for directors from our stockholders.

We will consider for inclusion in our nominations of our Board of Directors nominees proposed by stockholders who hold at least 5% of our issued and outstanding voting securities.  Board of Directors candidates referred by such stockholders will be considered on the same basis as Board of Directors candidates referred from other sources.

Those persons affiliated with ARI who will become members of our Board of Directors after the consummation of the Merger have satisfied the members of our Board of Directors that those persons satisfy the criteria specified above.

Stockholder Communications with the Board of Directors

We have implemented a process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary, 15500 Roosevelt Blvd., Suite 303, Clearwater, Florida 33760. All communications will be compiled by our Secretary and submitted to the Board or the individual directors on a periodic basis. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving us will be forwarded directly to the Audit Committee.

Information Regarding the Committees of our Board of Directors

At present, the Board of Directors has not established any standing committees. The full Board of Directors performs the duties of the Audit Committee, reviewing all audit and non-audit related fees at least annually.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our stock indicated as beneficially owned by them.

The following table sets forth information concerning the beneficial ownership of shares of our stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our stock as of September 18, 2015, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in the following table have sole voting and investment power with respect to all shares of our stock indicated as beneficially owned by them.

Beneficial Ownership

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class
>5% Stockholders:
Micah Eldred, President, CEO, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	21,905,815[2]	51.53%
Carl Dilley, Director, Vice President 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	11,600,924[2]	27.29%
Christine Zitman, Director, CFO, Secretary and Treasurer 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	2,103,092[2]	4.95%
Eclipse Group Inc 15500 Roosevelt Blvd., Suite 303 Clearwater, Florida 33760	2,100,000	4.94%
Guy Zajonc, Director 15500 Roosevelt Blvd., Suite 303 Clearwater, Florida 33760	1,500,000[4]	3.53%
Steven Saint Amour, Director 15500 Roosevelt Blvd., Suite 303 Clearwater, Florida 33760	350,000[3]	.82%
All >5% Stockholders as a Group (6 persons)	39,559,831	82.63%

Executive Officers and Directors:
Micah Eldred, Director, CEO and President 15500 Roosevelt Blvd., Suite 303 Clearwater, Florida 33760	21,905,815[2]	51.53%
Carl Dilley, Director and Vice President 15500 Roosevelt Blvd., Suite 303 Clearwater, Florida 33760	11,600,924[2]	27.29%
Christine Zitman, Director, CFO, Secretary and Treasurer 15500 Roosevelt Blvd., Suite 303 Clearwater, Florida 33760	2,103,092[2]	4.95%
Guy Zajonc, Director 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	1,500,000[4]	3.53%
Steven Saint Amour 15500 Roosevelt Blvd, Suite 301 Clearwater, FL 33760	2,450,000[3]	5.76%
All Executive Officers and Directors as a Group (5 persons)	39,559,831	82.63%

[1] Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

[2] Includes 1,000,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share, for each of Micah Eldred, Carl Dilley and Christine Zitman.

[3] Includes 250,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share, and 2,000,000 shares held by Eclipse Group, Inc., a Maryland corporation, of which Mr. Saint Amour is Director and Chief Operating Officer.

[4] Includes 500,000 stock options exercisable until December 31, 2015 at a price of $0.25 per share.

COMPENSATION

As of the date of this Information Statement, Endurance Exploration Group Inc. did not have a formal Compensation Committee, and there is no charter for a Compensation Committee or any policy in place with regard to consideration of executive compensation matters.  Endurance Exploration Group Inc. believes that members of its Board of Directors are capable of evaluating, considering and determining the compensation to be paid to Endurance Exploration Group Inc. directors and executives, and therefore, Endurance Exploration Group Inc. Board of Directors are capable of making all decisions that a Compensation Committee would ordinarily make.

The policies of the Board, with respect to the compensation of executive officers, including the Chief Executive Officer, or CEO, are designed to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To meet these goals, the Committee recommends executive compensation packages to our board of directors that are based on a mix of salary, bonus and equity awards.

Overall, the board and the Committee seek to provide total compensation packages that are competitive in terms of total potential value to our executives, and that are tailored to the unique characteristics of our company in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. The board and the Committee intend to provide executive compensation packages that are competitive with other similarly situated companies in our industry. The Board and the Committee generally weighted executives’ compensation packages more heavily in favor of equity-based compensation versus salary, as they believe performance and equity-based compensation is important to maintain a strong link between executive incentives and the creation of stockholder value. The board and the Committee believe that performance and equity-based compensation are the most important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. For 2014, the board and the Committee continued their emphasis on equity-based compensation. Given the company’s current financial situation and market capitalization, the state of the equity markets, the company’s proposed business plans and the recent reduction in headcount, the board and the Committee viewed the company as analogous to a “start-up” company and believed that a focus on equity-based compensation was even more important as a tool to motivate the company’s executive officers.

The board and the Committee have reviewed this Compensation Discussion and Analysis with the company’s management.

Compensation Discussion and Analysis

The Company’s compensation arrangements with its named executive officers are designed to attract and retain the best available personnel for positions of substantial responsibility with the Company.  In addition, these arrangements have been developed to provide additional incentive to the Company’s key employees and promote the success of the Company’s business.

The compensation arrangements consist of two components.  The first component is base compensation (or “salary”) and the second component is the stock option plan.

Base Compensation

The following table sets forth information concerning the compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2014 and 2013, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2014 and 2013, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Executive Officer Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Micah Eldred, President and CEO	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
Carl Dilley, Vice President	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
Christine Zitman, Secretary, Treasurer	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	3,985	-0-	-0-	-0-	3,985
Guy M. Zajonc, Vice President	2014	60,000	-0-	-0-	-0-	-0-	-0-	-0-	60,000
	2013	-0-	-0-	-0-	1.992	-0-	-0-	-0-	1.992

[1] This column represents the aggregate grant date fair value of stock options granted on December 31, 2014, in accordance with SEC rules. These amounts reflect our accounting expense and do not correspond to the actual value that will be realized by the recipients.  Assumptions used in determining the fair value of these stock options is discussed under “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Estimates - Stock Based Compensation.” Stock option awards to Messrs. Eldred and Dilley and Ms. Zitman consist of immediately exercisable options to purchase 1,000,000 shares of common stock each at an exercise price of $0.25.  The options expire December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about equity awards held by the named executive officers and outstanding at December 31, 2014.  All of the options listed were granted on December 31, 2013, and were exercisable in full as of the date of grant.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Micah Eldred	1,000,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-
Carl Dilley	1,000,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-
Christine Zitman	1,000,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-
Guy M. Zajonc	500,000	-0-	-0-	$0.25	12/31/15	-0-	-0-	-0-	-0-

Compensation of Directors

The compensation of directors for the last completed fiscal year is provided below:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Micah Eldred	0	0	0	0	0	0	0
Carl Dilley	0	0	0	0	0	0	0
Christine Zitman	0	0	0	0	0	0	0
Guy M. Zajonc	0	0	0	0	0	60,000	0
Steve Saint Amour	0	0	0	0	0	0	0

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Endurance Exploration Group, Inc., Secretary, at 15500 Roosevelt Blvd., Suite 303, Clearwater, Florida 33760 or contact our Secretary at (727) 502-0508.  Stockholders who: a) currently receive multiple copies of the proxy statement at their address; and b) would like to request a “householding” status in regards to their communications should contact their broker.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires a company’s directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, collectively referred to herein as the Reporting Persons, to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the company’s equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, we determined that our officers and directors complied during fiscal year 2014 with the reporting requirements of Section 16(a) of the Exchange Act.  In addition, we believe that each of our beneficial owners of greater than 10% of our stock complied during fiscal year ending December 31, 2014 with the reporting requirements of Section 16(a) of the Exchange Act.

Related Persons Transactions Policies and Procedures

Policy

It is the policy of the Board of Directors (the “Board”) of Endurance Exploration Group, Inc. (the “Company”) that all Related Party Transactions, as that term is defined in this policy, shall be subject to review in accordance with the procedures set forth below.  The Board has determined that it is best suited to review all Related Party Transactions.

Procedures

The Board shall review the material facts of all Related Party Transactions and may also approve or disapprove of the entry into the Related Party Transaction, subject to the exceptions described below. Where advance Board review of a Related Party Transaction is not feasible or has otherwise not been obtained, then the Related Party Transaction shall be reviewed subsequently by the Board (and such transaction may be ratified subsequently by the Board). The Board may also disapprove of a previously entered into Related Party Transaction and may require that management of the Company take all reasonable efforts to terminate, unwind, cancel the Related Party Transaction. In connection with its review of a Related Party Transaction, the Board will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the Related Party Transaction.

Management shall present to the Board of Directors the following information, to the extent relevant, with respect to actual or potential Related Party Transactions:

1. A general description of the transaction(s), including the material terms and conditions.

2. The name of the Related Party and the basis on which such person or entity is a Related Party.

3. The Related Party’s interest in the transaction(s), including the Related Party’s position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction(s).

4. The approximate dollar value of the transaction(s), and the approximate dollar value of the Related Party’s interest in the transaction(s) without regard to amount of profit or loss.

5. In the case of a lease or other transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments expected to be made.

6. In the case of indebtedness, the aggregate amount of principal to be outstanding and the rate or amount of interest to be payable on such indebtedness.

7. Any other material information regarding the transaction(s) or the Related Party’s interest in the transaction(s).

The Board shall be authorized to review in advance and provide standing pre-approval in advance for certain Related Party Transactions or categories of Related Party Transactions. The Board has reviewed the Related Party Transactions described below in “Standing Pre-Approval for Certain Related Party Transactions” and determined that each of the Related Party Transactions described therein shall be deemed to have been reviewed and approved in advance by the Board under the terms of this Policy.

Each director who is a Related Party with respect to a particular Related Party Transaction shall disclose all material information to the Committee concerning such Related Party Transaction and his or her interest in such transaction. The Board of Directors may recommend the creation of a special committee to review any Related Party Transaction.

If a Related Party Transaction will be ongoing, the Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Committee shall periodically review and assess ongoing relationships with the Related Party. Any material amendment, renewal or extension of a transaction, arrangement or relationship previously reviewed under this Policy shall also be subject to subsequent review under this Policy.

This Policy is intended to augment and work in conjunction with other Company policies having any code of conduct, code of ethics and/or conflict of interest provisions.

The Board of Directors shall review this Policy and may recommend amendments to this Policy from time to time as it deems appropriate. In addition to guidelines for ongoing Related Party Transactions, the Board may, as it deems appropriate and reasonable, establish from time to time guidelines regarding the review of other Related Party Transactions including those that (i) involve de minimus amounts, (ii) do not require public disclosure, or (iii) involve transactions that have primarily a charitable purpose.

Definitions

A “Related Party Transaction” is any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(1) the aggregate amount involved will or may be expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year,

(2) the Company or any of its subsidiaries is a participant, and

(3) any Related Party has or will have a direct or indirect interest.

A “Related Party” is any:

(a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director,

(b) greater than 5% beneficial owner of our common stock, or

(c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Standing Pre-Approval for Certain Related Party Transactions

The Board has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions shall be deemed to have been reviewed in advance and pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000.

1. Employment of executive officers. Any employment by the Company of, or compensation of, an executive officer of the Company if (i) the executive officer is not an immediate family member of another executive officer or director of the Company, (ii) the executive officer was not otherwise a Related Party of the Company prior to becoming an employee of the Company and (iii) the Company’s Compensation Committee has approved (or recommended that the Board approve) the compensation of such executive officer.

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K.

3. Certain transactions with other companies. Any transactions, arrangements or relationships with another company at which a Related Party’s only relationship is as a director and/or beneficial owner of less than 10% of that company’s equity interests.

4. Transactions where all shareholders receive proportional benefits. Any transactions, arrangements or relationships where the Related Party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

5. Regulated transactions. Any transactions, arrangements or relationships with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

6. Certain banking-related services.  Any transactions, arrangements or relationships with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Disclosure

All Related Party Transactions that are required to be disclosed in the Company’s filings with the SEC, as required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations. The material features of these Policies and Procedures shall be disclosed in the Company’s Annual Report on Form 10-K or in the Company’s proxy statement, as required by applicable laws, rules and regulations.

Administrative Measures

Management shall institute appropriate administrative measures to provide that all Related Party Transactions are not in violation of, and are reviewed in accordance with, these Policies and Procedures.

Interpretation

In any circumstance where the terms of these Policies and Procedures differ from any existing or newly enacted law, rule, regulation or standard governing the Company, the law, rule, regulation or standard will take precedence over these policies and procedures until such time as these Policies and Procedures are changed to conform to the law, rule, regulation or standard.

Related Person Transactions

The Company has entered into a contract with Island Capital Management, LLC, which is related through common stockholders, to serve as its transfer agent.  It did not charge the Company for its services during 2014.

The Company has entered into a contract with Proxy & Printing, LLC, which is related through common stockholders, to provide the Company with printing and other services relating to its filings with the SEC.  It did not charge the Company for its services during  2014.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Endeavour relating to the conversion of indebtedness to Endeavour in the amount of $35,000.  This amount represents advances received from Endeavour during 2014 and constitutes the balance of the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which the Company issued 140,000 shares to Endeavour.

On April 7, 2014, the Company entered into a Debt Conversion Agreement with Island, a company owned and controlled by Endeavour, relating to the conversion of indebtedness to Island in the amount of $70,000.  This amount represents advances received from Island during 2014 and constitutes the balance of the related party debt payable to Island as of that date.  The terms of the agreement allowed for Island to convert this debt into common stock at $0.25 per share.  Island converted all of such debt into shares, as a result of which the Company issued 280,000 shares to Island.

On June 23, 2014, the Company entered into a contract with Eclipse Group Inc. (“Eclipse”) for Eclipse to provide personnel and services to the Company in connection with the operation and monitoring of a remotely operated vehicle (“ROV”) in connection with our investigation of a suspected shipwreck located off the coast of New England. Steven Saint Amour, who serves as a member of the Company’s Board of Directors, and Joan Saint Amour are the principal stockholders and officers of Eclipse.  The contract provides that Eclipse will provide 2 people, including Mr. Saint Amour, for approximately four 12-hour days to operate and monitor the ROV, which will be provided by the Company.  The Company will issue 100,000 shares of common stock to Mr. Saint Amour, with an agreed value of $25,000, under the contract, and reimburse Eclipse in cash for its cost for the second ROV technician.  The Company will also pay Eclipse in cash its cost plus 15% for all third party costs incurred by Eclipse, and provide Mr. Saint Amour and the second technician with food and lodging during the assignment.

On September 3, 2014, the Company entered into a contract with Overseas Marine Vessel Corp, LLC (“OMVC”) pursuant to which it will provide the Marine Vessel Manisee in support of an estimated 10-day mission to investigate, identify and recovery artifacts from one or more shipwrecks located in our search area off the coast of New England.  We will reimburse OMVC in cash for all its out-of-pocket expenses only, including but not limited to, mooring, food, fuel, lube, satellite communications and crew costs.  Toni Eldred, the spouse of Micah Eldred, is a fifty percent owner of OMVC, and Micah Eldred is the co-manager of OMVC.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Endeavour Cooperative Partners, LLC (“Endeavour”) relating to the conversion of indebtedness to Endeavour in the amount of $85,000. This amount represents the related party debt payable to Endeavour as of that date.  The terms of the agreement allowed for Endeavour to convert this debt into common stock at $0.25 per share.  Endeavour converted all of such debt into shares, as a result of which we issued 340,000 shares to Endeavour.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Micah Eldred relating to the conversion of indebtedness to Micah Eldred in the amount of $143,333. This amount represents the related party debt payable to Micah Eldred as of that date.  The terms of the agreement allowed for Micah Eldred to convert this debt into common stock at $0.25 per share.  Micah Eldred converted all of such debt into shares, as a result of which we issued 573,333 shares to Micah Eldred.

On February 12, 2015, the Company entered into a Debt Conversion Agreement with Carl & Heather Dilley relating to the conversion of indebtedness to Carl & Heather Dilley in the amount of $45,867 and $25,800 respectively. This amount represents the related party debt payable to Carl & Heather Dilley as of that date.  The terms of the agreement allowed for Carl & Heather Dilley to convert this debt into common stock at $0.25 per share.  Carl & Heather Dilley converted all of such debt into shares, as a result of which we issued 183,467 and 103,200 shares to Carl & Heather Dilley respectively.

During the six months ended June 30, 2015, Endeavour Cooperative Partners, LLC made advances to the Company in the aggregate amount of $33,500, in order to provide the Company with funds to carry on its operations.  These advances do not bear interest, are unsecured and have no specific terms of repayment.  As of June 30, 2015, the aggregate amount of such advances outstanding was $15,000. Interest has not been imputed on this balance as management has deemed it to be immaterial.

Independent Public Accountants

On January 15, 2015, DKM Certified Public Accountants (“DKM”) declined to stand for appointment as the Company’s independent accountant.  On January 15, 2015, the Company engaged Green & Company CPA’s (“Green”) of Tampa, Florida, as its new registered independent public accountant.

The following table sets forth the aggregate fees billed by Green for the fiscal year ended December 31, 2014 and by DKM for fiscal year ended December 31, 2013:

Accounting Fees and Services

Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total Fees
2014	$15,500	$ 0	$ 0.0	$ 0	$ 15,500
2013	$ 16,500	$ 0	$ 0.0	$ 0	$ 16,500

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Secretary, Endurance Exploration Group, Inc., 15500 Roosevelt Blvd., Suite 303, Clearwater, Florida 33760.  Copies may also be obtained without charge through the SEC’s website at http://www.sec.gov.

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada General Corporation Law does not provide for dissenter’s rights in connection with the Corporate Action.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements.  You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that could prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

RELIANCE ON INFORMATION

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CORPORATE ACTION THAT HAS BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE CORPORATE ACTION AND OTHER RELEVANT BACKGROUND INFORMATION.

Dated: November 12, 2015	By order of the Board of Directors /s/ Micah J. Eldred By: Micah J. Eldred Its: CEO, President and Member of the Board of Directors